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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                SEPTEMBER 3, 2003

                                 Date of Report
                        (Date of earliest event reported)

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

               (Exact Name of Registrant as Specified in Charter)

     NEW  JERSEY                    0-6994                         22-1630072

  (State  or  Other  Jurisdiction  of          (Commission  File  Number)
(IRS  Employer  Identification  No.)
     Incorporation)


          44  TALMADGE  ROAD,  EDISON,  NJ                         08818-4005
       (Address  of  Principal  Executive Offices)                    (ZIP Code)


          Registrant's  telephone  number,  including area code:  (732) 287-1200

          (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)








ITEM  6.  RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS  AND  EXHIBITS


     The following information is furnished pursuant to Item 6, "Resignations of Registrant's Directors":




     Sigmund Freedman, 86, a co-founder of Registrant, brother of Registrant's Chairman and Chief Executive Officer, and holder of approximately 11.9% of the common stock of Registrant, resigned from his positions as Treasurer and a Director of Registrant effective August 31, 2003. Mr. Freedman is also the uncle of Kenneth Freedman, who is a Director of Registrant. Registrant has entered into a one year consulting agreement with Sigmund Freedman effective September 1, 2003 under which Mr. Freedman will receive $3,250 per month and will remain available to consult with Registrant on issues as they arise. Registrant notes with gratitude the 57 years of service of Sigmund Freedman to Registrant and its predecessor.



(c)     Exhibits

EXHIBIT          DESCRIPTION


     10.33          Consulting  Agreement  with  Sigmund  Freedman


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     NEW  BRUNSWICK  SCIENTIFIC  CO.,  INC.

Date:  September  3,  2003                         By:     /s/Samuel  Eichenbaum

                                        Samuel  Eichenbaum
                                        Vice  President,  Finance  and
                                        Chief  Financial  Officer